Exhibit 99.1

News Release

ADVANSIX ANNOUNCES THIRD QUARTER 2025 FINANCIAL RESULTS

3Q25 Sales of $374 million, down 6% versus prior year
3Q25 Earnings Per Share of ($0.10); Adjusted Earnings Per Share of $0.08
3Q25 Cash Flow from Operations of $27 million

Parsippany, N.J., November 7, 2025 - AdvanSix (NYSE: ASIX), a diversified chemistry company, today announced its financial results for the third quarter ending September 30, 2025. Overall, the Company continued to navigate challenging industry dynamics with a focus on optimizing operational and commercial performance.
Third Quarter 2025 Summary
"In the third quarter, our team executed with agility and discipline as we seasonally entered a new fertilizer year in Plant Nutrients with a strong fall fill program, amid higher raw material input costs, while continuing to realize the ongoing benefits from our SUSTAIN growth program,” said Erin Kane, president and CEO of AdvanSix. “In the face of continued weak market conditions in Nylon Solutions and lower net pricing in Chemical Intermediates year over year as anticipated, we are making the strategic choice to moderate production rates to manage inventory levels with a keen focus on free cash flow. We have a demonstrated track record of navigating through cycles and complex dynamics, and our durable competitive advantage will serve us well through this time."

Summary third quarter 2025 financial results for the Company are included below:

($ in Thousands, Except Earnings Per Share)	3Q 2025	3Q 2024	Variance
Sales	$374,473	$398,187	($23,714)
Net Income (Loss)	(2,638)	22,266	(24,904)
Diluted Earnings Per Share	(0.10)	0.82	(0.92)
Adjusted Diluted Earnings Per Share (1)	0.08	0.88	(0.80)
Adjusted EBITDA (1)	24,734	53,161	(28,427)
Adjusted EBITDA Margin % (1)	6.6%	13.4%	(680) bps
Cash Flow from Operations	26,588	57,250	(30,662)
Capital Expenditures	26,522	30,490	(3,968)
Free Cash Flow (1)(2)	66	26,760	(26,694)
(1) See “Non-GAAP Measures” included in this press release for non-GAAP reconciliations
(2) Net cash provided by operating activities less capital expenditures

Sales of $374 million in the quarter decreased approximately 6% versus the prior year. Sales volume decreased approximately 3% primarily driven by softer demand in chemical intermediates and nylon end markets. Raw material pass-through pricing was down approximately 5% following a net cost decrease in benzene and propylene (inputs to cumene which is a key feedstock to our products). Market-based pricing was favorable by approximately 2% driven by continued strength in Plant Nutrients reflecting favorable North American ammonium sulfate supply and demand conditions.

Sales by product line and approximate percentage of total sales are included below:

($ in Thousands)	3Q 2025		3Q 2024 (1)
	Sales	% of Total	Sales	% of Total
Nylon	$79,029	21%	$93,693	24%
Caprolactam	73,137	20%	76,338	19%
Plant Nutrients	138,661	37%	113,552	29%
Chemical Intermediates	83,646	22%	114,604	28%
Total	$374,473	100%	$398,187	100%
(1) The Company transferred certain products between its Chemical Intermediates product line and its Plant Nutrients product line to align more closely with its current sales structure. Historical information has been reclassified to reflect these changes for all periods presented in the Consolidated Financial Statements. Total revenue amounts were not impacted for either period.

Adjusted EBITDA of $24.7 million in the quarter decreased $28.4 million versus the prior year primarily driven by a decline in Chemical Intermediates pricing, net of raw material costs, and the impact of lower Nylon and Chemical Intermediates sales and production volume.

Adjusted earnings per share of $0.08 decreased $0.80 versus the prior year driven primarily by the factors discussed above.

Cash flow from operations of $26.6 million in the quarter decreased $30.7 million versus the prior year primarily due to lower net income. Capital expenditures of $26.5 million in the quarter decreased $4.0 million versus the prior year.

Outlook
•Anticipate continued strength in Plant Nutrients amid higher raw material input costs supported by planned progression of SUSTAIN growth program
•Acetone spread over refinery grade propylene costs are below 2024 multi-year highs, but expected to hold near cycle averages
•Navigating an extended downturn in the nylon cycle - focused on controllable levers to optimize performance
•Expect Capital Expenditures to now be approximately $120 to $125 million in 2025, reflecting $30 million of full year cash conservation through refined prioritization and focus on strong cash flow generation
•Completed 4Q25 planned plant turnaround as expected (approximately $14 million pre-tax income impact)
•Expect cash flow tailwind in 2026 from 45Q carbon capture tax credits and 100% bonus depreciation

"We are well-positioned as an American manufacturer of essential chemistries serving a diverse set of end market applications with alignment to domestic agriculture, manufacturing supply chains and energy markets. The current market backdrop has been mixed. We've seen continued strength in Plant Nutrients and acetone margins remain near cycle averages, while nylon has been more challenging. In times of uncertainty, we're focused on delivering on controllable levers. This includes continued optimization of production output and sales volume mix while driving productivity to support through-cycle profitability. Taking a disciplined approach to cash management is critical reflected in our prioritization of base capital investments and we anticipate tailwinds in 2026 from 45Q carbon capture tax credits. We are committed to delivering long-term value to our shareholders,” concluded Kane.
Dividend
The Company's Board of Directors declared a quarterly cash dividend of $0.16 per share on the Company's common stock. The dividend is payable on December 2, 2025 to stockholders of record as of the close of business on November 18, 2025.

Conference Call Information
AdvanSix will discuss its results during its investor conference call today starting at 9:30 a.m. ET. To participate on the conference call, dial (844) 855-9494 (domestic) or (412) 858-4602 (international) approximately 10 minutes before the 9:30 a.m. ET start, and tell the operator that you are dialing in for AdvanSix’s third quarter 2025 earnings call. The live webcast of the investor call as well as related presentation materials can be accessed at http://investors.advansix.com. Investors can hear a replay of the conference call from 12 noon ET on Nov 7 until 12 noon ET on Nov 14 by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international). The access code is 9358968.

About AdvanSix
AdvanSix is a diversified chemistry company that produces essential materials for our customers in a wide variety of end markets and applications that touch people’s lives. Our integrated value chain of our five U.S.-based manufacturing facilities plays a critical role in global supply chains and enables us to innovate and deliver essential products for our customers across building and construction, fertilizers, agrochemicals, plastics, solvents, packaging, paints, coatings, adhesives, electronics and other end markets. Guided by our core values of Safety, Integrity, Accountability and Respect, AdvanSix strives to deliver best-in-class customer experiences and differentiated products in the industries of nylon solutions, plant nutrients, and chemical intermediates. More information on AdvanSix can be found at http://www.advansix.com.

Forward Looking Statements
This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, that address activities, events or developments that our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements may be identified by words such as "expect," "anticipate," "estimate," “outlook,” "project," "strategy," "intend," "plan," "target," "goal," "may," "will," "should" and "believe" and other variations or similar terminology and expressions. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties and other factors, many of which are beyond our control and difficult to predict, which may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: general economic and financial conditions in the U.S. and globally; the potential effects of inflationary pressures, tariffs or the imposition of new tariffs, trade wars, barriers or restrictions, or threats of such actions, changes in interest rates, labor market shortages and supply chain issues; instability or volatility in financial markets or other unfavorable economic or business conditions caused by geopolitical concerns, including as a result of new or proposed legislation or regulatory, trade or other policies in or impacting the U.S., the conflict between Russia and Ukraine, the conflicts in Israel, Gaza and Iran, and related uncertainty in the surrounding region, and the possible expansion of such conflicts; the effect of any of the foregoing on our customers’ demand for our products and our suppliers’ ability to manufacture and deliver our raw materials, including implications of reduced refinery utilization in the U.S.; our ability to sell and provide our goods and services; the ability of our customers to pay for our products; any closures of our and our customers’ offices and facilities; risks associated with increased phishing, compromised business emails and other cybersecurity attacks, data privacy incidents and disruptions to our technology infrastructure; risks associated with operating with a reduced workforce; risks associated with our indebtedness including compliance with financial and restrictive covenants, and our ability to access capital on reasonable terms, at a reasonable cost, or at all, due to economic conditions or otherwise; the impact of scheduled turnarounds and significant unplanned downtime and interruptions of production or logistics operations as a result of mechanical issues or other unanticipated events such as fires, severe weather conditions, natural disasters, pandemics, geopolitical conflicts and related events; price fluctuations, cost increases and supply of raw materials; our operations and growth projects requiring substantial capital; growth rates and cyclicality of the industries we serve including global changes in supply and demand; failure to develop and commercialize new products or technologies; loss of significant customer relationships; adverse trade and tax policies; extensive environmental, health and safety laws that apply to our operations; hazards associated with chemical manufacturing, storage and transportation; litigation associated with chemical manufacturing and our business operations generally; inability to acquire and integrate businesses, assets, products or technologies; protection of our intellectual property and proprietary information; prolonged work stoppages as a result of labor difficulties or otherwise; failure to maintain effective internal controls; our ability to declare and pay quarterly cash dividends and the amounts and timing of any future dividends; our ability to repurchase our common stock and the amount and timing of any future repurchases; disruptions in supply chain, transportation and logistics; potential for uncertainty regarding qualification for tax treatment of our spin-off; fluctuations in our stock price; and changes in laws or regulations applicable to our business. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ materially from those contemplated by such forward-looking statements as a result of a number of risks, uncertainties and other factors including those noted above and those identified in our filings with the Securities and Exchange Commission (SEC), including the risk factors in Part 1, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024, as updated in subsequent reports filed with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. We do not undertake to update or revise any of our forward-looking statements.

Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures intended to supplement, not to act as substitutes for, comparable GAAP measures. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in this press release. Investors are urged to consider carefully the comparable GAAP measures and the reconciliations to those measures provided. Non-GAAP measures in this press release may be calculated in a way that is not comparable to similarly-titled measures reported by other companies.

# # #

Contacts:
Media	Investors
Janeen Lawlor	Adam Kressel
(973) 526-1615	(973) 526-1700
janeen.lawlor@advansix.com	adam.kressel@advansix.com

AdvanSix Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$23,696	$19,564
Accounts and other receivables – net	184,490	145,673
Inventories – net	209,120	212,386
Taxes receivable	23,758	503
Other current assets	13,931	8,990
Total current assets	454,995	387,116
Property, plant and equipment – net	943,332	917,858
Operating lease right-of-use assets	155,652	153,438
Goodwill	56,192	56,192
Intangible assets	40,857	43,144
Other assets	37,319	37,172
Total assets	$1,688,347	$1,594,920

LIABILITIES
Current liabilities:
Accounts payable	$236,053	$228,761
Accrued liabilities	55,850	47,264
Income taxes payable	49	1,047
Operating lease liabilities – short-term	41,695	42,493
Deferred income and customer advances	681	37,538
Total current liabilities	334,328	357,103
Deferred income taxes	159,758	145,299
Operating lease liabilities – long-term	114,924	111,400
Line of credit – long-term	250,000	195,000
Postretirement benefit obligations	257	—
Other liabilities	10,848	11,468
Total liabilities	870,115	820,270

STOCKHOLDERS' EQUITY
Common stock, par value $0.01; 200,000,000 shares authorized; 33,177,824 shares issued and 26,864,035 outstanding at September 30, 2025; 32,989,165 shares issued and 26,737,036 outstanding at December 31, 2024	332	330
Preferred stock, par value $0.01; 50,000,000 shares authorized; 0 shares issued and outstanding at September 30, 2025 and December 31, 2024	—	—
Treasury stock at par (6,313,789 shares at September 30, 2025; 6,252,129 shares at December 31, 2024)	(63)	(63)
Additional paid-in capital	141,876	136,872
Retained earnings	670,264	631,541
Accumulated other comprehensive income	5,823	5,970
Total stockholders' equity	818,232	774,650
Total liabilities and stockholders' equity	$1,688,347	$1,594,920

AdvanSix Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Sales	$374,473	$398,187	$1,162,286	$1,188,495

Costs, expenses and other:
Costs of goods sold	349,088	340,885	1,024,716	1,046,860
Selling, general and administrative expenses	27,425	24,265	76,250	72,290
Interest expense, net	2,322	2,924	6,119	9,137
Other non-operating (income) expense, net	(815)	368	(1,831)	1,808
Total costs, expenses and other	378,020	368,442	1,105,254	1,130,095

Income (loss) before taxes	(3,547)	29,745	57,032	58,400
Income tax expense (benefit)	(909)	7,479	4,955	14,603
Net income (loss)	$(2,638)	$22,266	$52,077	$43,797

Earnings per common share
Basic	$(0.10)	$0.83	$1.94	$1.63
Diluted	$(0.10)	$0.82	$1.91	$1.61

Weighted average common shares outstanding
Basic	26,927,305	26,790,752	26,887,489	26,836,114
Diluted	26,927,305	27,204,714	27,248,759	27,209,680

AdvanSix Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Cash flows from operating activities:
Net income (loss)	$(2,638)	$22,266	$52,077	$43,797
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,327	18,933	58,966	57,197
(Gain) loss on disposal of assets	—	154	(177)	415
Deferred income taxes	7,820	2,887	14,466	3,638
Stock-based compensation	1,632	1,559	5,919	5,963
Amortization of deferred financing fees	155	155	464	464
Operational asset adjustments	—	—	—	1,200
Changes in assets and liabilities, net of business acquisitions:
Accounts and other receivables	(24,977)	21,073	(38,971)	15,069
Inventories	12,644	(37,607)	3,266	(1,603)
Taxes receivable	(8,515)	(196)	(23,255)	1,059
Accounts payable	4,123	17,994	16,546	(43,687)
Income taxes payable	(335)	(572)	(998)	(7,598)
Accrued liabilities	8,352	4,839	8,913	10,988
Deferred income and customer advances	(1,177)	369	(36,857)	(14,161)
Other assets and liabilities	9,177	5,396	(1,218)	(1,493)
Net cash provided by operating activities	26,588	57,250	59,141	71,248

Cash flows from investing activities:
Expenditures for property, plant and equipment	(26,522)	(30,490)	(88,849)	(99,373)
Other investing activities	(262)	(2,317)	(6,153)	(6,053)
Net cash used for investing activities	(26,784)	(32,807)	(95,002)	(105,426)

Cash flows from financing activities:
Borrowings from line of credit	85,000	54,000	316,500	311,500
Repayments of line of credit	(75,000)	(69,000)	(261,500)	(266,500)
Principal payments of finance leases	(249)	(260)	(740)	(762)
Dividend payments	(4,296)	(4,276)	(12,876)	(12,858)
Purchase of treasury stock	(121)	(42)	(1,658)	(10,427)
Issuance of common stock	112	328	267	755
Net cash provided by (used for) financing activities	5,446	(19,250)	39,993	21,708

Net change in cash and cash equivalents	5,250	5,193	4,132	(12,470)
Cash and cash equivalents at beginning of period	18,446	12,105	19,564	29,768
Cash and cash equivalents at the end of period	$23,696	$17,298	$23,696	$17,298

Supplemental non-cash investing activities:
Capital expenditures included in accounts payable			$14,894	$15,018

AdvanSix Inc.
Non-GAAP Measures
(Dollars in thousands, except share and per share amounts)

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$26,588	$57,250	$59,141	$71,248
Expenditures for property, plant and equipment	(26,522)	(30,490)	(88,849)	(99,373)
Free cash flow (1)	$66	$26,760	$(29,708)	$(28,125)

(1) Free cash flow is a non-GAAP measure defined as Net cash provided by operating activities less Expenditures for property, plant and equipment.

The Company believes that this metric is useful to investors and management as a measure to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Reconciliation of Net Income to Adjusted EBITDA and Earnings Per Share to Adjusted Earnings Per Share

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income (loss)	$(2,638)	$22,266	$52,077	$43,797
Non-cash stock-based compensation	1,632	1,559	5,919	5,963
Non-recurring, unusual or extraordinary expense (2)	—	—	—	1,200
Non-cash amortization from acquisitions	532	531	1,595	1,595
Strategic advisory and professional fees (3)	4,000	—	4,000	—
Income tax benefit relating to reconciling items	(1,378)	(367)	(2,287)	(1,594)
Adjusted Net income (non-GAAP)	2,148	23,989	61,304	50,961
Interest expense, net	2,322	2,924	6,119	9,137
Income tax expense - Adjusted	469	7,846	7,242	16,197
Depreciation and amortization - Adjusted	19,795	18,402	57,371	55,602
Adjusted EBITDA (non-GAAP)	$24,734	$53,161	$132,036	$131,897

Sales	$374,473	$398,187	$1,162,286	$1,188,495

Adjusted EBITDA Margin (non-GAAP) (4)	6.6%	13.4%	11.4%	11.1%

(2) 2024 includes a pre-tax loss of approximately $1.2 million from the reduction of the Company's anticipated receivable related to the gain on the termination fee recorded upon the exit from the Oben Holding Group S.A. alliance during the third quarter of 2023

(3) Legal and professional fees associated with strategic regulatory matters and potential inorganic growth options
(4) Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Sales

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income (loss)	$(2,638)	$22,266	$52,077	$43,797
Adjusted Net income (non-GAAP)	2,148	23,989	61,304	50,961

Weighted-average number of common shares outstanding - basic	26,927,305	26,790,752	26,887,489	26,836,114
Dilutive effect of equity awards and other stock-based holdings	—	413,962	361,270	373,566
Weighted-average number of common shares outstanding - diluted	26,927,305	27,204,714	27,248,759	27,209,680

EPS - Basic	$(0.10)	$0.83	$1.94	$1.63
EPS - Diluted	$(0.10)	$0.82	$1.91	$1.61
Adjusted EPS - Basic (non-GAAP)	$0.08	$0.90	$2.28	$1.90
Adjusted EPS - Diluted (non-GAAP)	$0.08	$0.88	$2.25	$1.87

The Company believes the non-GAAP financial measures presented in this release provide meaningful supplemental information as they are used by the Company’s management to evaluate the Company’s operating performance, enhance a reader’s understanding of the financial performance of the Company, and facilitate a better comparison among fiscal periods and performance relative to its competitors, as these non-GAAP measures exclude items that are not considered core to the Company’s operations.

AdvanSix Inc.
Appendix
(Pre-tax income impact, Dollars in millions)

Planned Plant Turnaround Schedule (4)

	1Q	2Q	3Q	4Q	FY	Primary Unit Operation
2017	—	~$10	~$4	~$20	~$34	Sulfuric Acid
2018	~$2	~$10	~$30	—	~$42	Ammonia
2019	—	~$5	~$5	~$25	~$35	Sulfuric Acid
2020	~$2	~$7	~$20	~$2	~$31	Ammonia
2021	~$3	~$8	—	~$18	~$29	Sulfuric Acid
2022	~$1	~$5	~$44(5)	—	~$50	Ammonia
2023	~$2	~$1	~$27	—	~$30	Sulfuric Acid
2024	~$5	~$3	~$3	~$47(6)	~$58	Ammonia
2025E	~$5	~$6	—	~$14	~$25	Sulfuric Acid

(4) Primarily reflects the impact of fixed cost absorption, maintenance expense, and the purchase of feedstocks which are normally manufactured by the Company.
(5) During the multi-site planned plant turnaround, additional required maintenance at our Frankford phenol plant contributed to reduced production across our integrated value chain and a delayed ramp to full operating rates at our Hopewell and Chesterfield sites, resulting in an incremental $15 million unfavorable impact to pre-tax income, which is reflected in this amount and is inclusive of fixed cost absorption, higher maintenance expense and lost sales.
(6) During the multi-site planned plant turnaround, additional required maintenance at our Hopewell plant contributed to reduced production across our integrated value chain and a delayed ramp to full operating rates, resulting in an incremental approximately $17 million unfavorable impact to pre-tax income, which is reflected in this amount and is inclusive of fixed cost absorption, higher maintenance expense, and lost sales.